As filed with the Securities and Exchange Commission on December 24, 2009

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-8 (NO. 333-54688)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVITEL HOLDINGS A/S

(Exact name of registrant as specified in its charter)

Denmark	[not applicable]
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Puskas Tivadar, u. 8-10, HBudaörsH, Hungary	H-2040
(Address of Principal Executive Offices)	(Zip Code)

HUNGARIAN TELEPHONE AND CABLE CORP. 2002 INCENTIVE STOCK

OPTION PLAN (ADDITIONAL 250,000 SHARES)

(Full title of the plan)

RL&F Service Corp.

One Rodney Square

Tenth and King Streets

Wilmington, Delaware 19801

Attn: Sharon Alexandridis

Telephone No. +1 (302) 651-7751

(Name and address, including zip code, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Invitel Holdings A/S (the “Registrant”), a Danish limited liability company, is filing this Post-Effective Amendment to this Registration Statement on Form S-8 as the successor registrant to Hungarian Telephone and Cable Corp. (“HTCC”), a former Delaware corporation.

In accordance with the undertakings made by the Registrant to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities that were registered but unsold under this Registration Statement (deregistration of approximately 74,531 shares of the originally registered 250,000 shares). The Registrant has assumed all of HTCC’s obligations under HTCC’s compensatory plans through the Registrant’s own plan. In addition, the Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

PART II

Item 8. Exhibits

SIGNATURES

EXHIBIT INDEX

EX-24.1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

24.1	Power of Attorney executed by directors and officers of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Invitel Holdings A/S certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 4 to this registration statement on Form S-8 (No. 333-54688) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 24, 2009.

INVITEL HOLDINGS A/S

By:	/s/ PETER T. NOONE
Peter T. Noone
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to this registration statement on Form S-8 (No. 333-54688) has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date

/s/ MARTIN LEA Martin Lea	President and Chief Executive Officer (Principal Executive Officer)	December 24, 2009

/s/ ROBERT BOWKER Robert Bowker	Chief Financial Officer (Principal Financial and Accounting Officer)	December 24, 2009

/s/ OLE STEEN ANDERSEN* Ole Steen Anderson	Director	December 24, 2009

/s/ THIERRY BAUDON* Thierry Baudon	Director	December 24, 2009

/s/ NIKOLAUS BETHLEN* Nikolaus Bethlen	Director	December 24, 2009

/s/ CRAIG BUTCHER* Craig Butcher	Director	December 24, 2009

/s/ PETER FEINER* Peter Feiner	Director	December 24, 2009

/s/ MICHAEL KRAMMER* Michael Krammer	Director	December 24, 2009

/s/ JENS DUE OLSEN* Jens Due Olsen	Director	December 24, 2009

/s/ PETER T. NOONE Peter T. Noone	Authorized Representative in the United States	December 24, 2009

*By:	/s/ PETER T. NOONE
Peter T. Noone
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

24.1	Power of Attorney executed by directors and officers of the Registrant